Exhibit 10.17
AMENDMENT NO. 5 TO AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

THIS AMENDMENT NO. 5 TO AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT (this “Amendment”) is made as of the ___ day of June, 2018, by and among ERA GROUP INC., a corporation incorporated under the laws of the State of Delaware (hereinafter called the “Borrower”), the other Security Parties signatory hereto, SUNTRUST BANK, as administrative agent (the “Administrative Agent”), and the Lenders signatory hereto, and amends and is supplemental to the Amended and Restated Senior Secured Revolving Credit Facility Agreement, dated March 31, 2014 (as amended by that certain Amendment No. 1 to Amended and Restated Senior Secured Revolving Credit Facility Agreement, dated May 18, 2015, as further amended by that certain Consent and Amendment No. 2 to Amended and Restated Senior Secured Revolving Credit Facility Agreement, dated March 4, 2016, as further amended by that certain Consent and Amendment No. 3 to Amended and Restated Senior Secured Revolving Credit Facility Agreement, dated October 27, 2016, and as further amended by that certain Amendment No. 4 to Amended and Restated Senior Secured Revolving Credit Facility Agreement, dated March 7, 2018, the “Original Agreement”, and as further amended and supplemented hereby, the “Agreement”).
W I T N E S S E T H T H A T:

WHEREAS, the Lenders have agreed to provide to the Borrower a revolving credit facility in the amount of One Hundred Twenty-Five Million Dollars ($125,000,000), including Letters of Credit not to exceed Fifty Million Dollars ($50,000,000) in the aggregate and a Swing Line Facility not to exceed Twenty Five Million Dollars ($25,000,000), as such facility amount may be increased as provided therein;
WHEREAS, the Borrower desires to replace the helicopters that are U.S. Bancorp Helicopters with other helicopters, which may include helicopters that were Mortgaged Helicopters, provided the Borrower is in compliance with the Financial Covenants and no Event of Default has occurred and is continuing after giving effect to such release; and
WHEREAS, the Lenders and the other parties hereto have agreed to amend the Original Agreement as provided herein.
NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1.	Definitions. Unless otherwise defined herein, words and expressions defined in the Original Agreement have the same meanings when used herein, including in the recitals hereto.

2.
Representations and Warranties. Each of the Security Parties hereby reaffirms, as of the date hereof and after giving effect to this Amendment, each and every representation and warranty made by it in the Original Agreement, the Notes, the Security Documents and the other Loan Documents except for representations and warranties, if any, given as of a specified date, which shall be true and correct as of such specified date. Additionally, each of the Security Parties hereby represents and warrants that this Amendment has been duly executed and delivered for the benefit of or on behalf of such Security Party and constitutes a legal, valid and binding obligation of such Security Party, enforceable against such Security Party in accordance with its terms, except as the enforceability hereof may be

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limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general.

3.
No Defaults. Each of the Security Parties hereby represents and warrants that, after giving effect to this Amendment, no Event of Default nor event which, with the passage of time, giving of notice or both would become an Event of Default, has occurred or is continuing as of the date hereof.

4.
Performance of Covenants. Each of the Security Parties hereby reaffirms that, after giving effect to this Amendment, it has duly performed and observed the covenants and undertakings set forth in the Agreement, the Notes, the Security Documents and the other Loan Documents that are required to be performed by it and each of the Security Parties covenants and undertakes to continue duly to perform and observe such covenants and undertakings so long as the Agreement, as the same is amended and supplemented hereby, shall remain in effect.

5.	Amendments to the Original Agreement. Subject to the terms and conditions of this Amendment:

A.
All references to “this Agreement” or “the Agreement” in the Original Agreement shall refer and shall be deemed to refer to the Original Agreement as further amended and supplemented by this Amendment.

B.	Section 1.1 (Defined Terms) of the Original Agreement is hereby modified by amending and restating the definitions of “U.S. Bancorp Helicopters” appearing therein as follows:
“U.S. Bancorp Helicopters” means (i) one (1) AgustaWestland Philadelphia Corporation model AW139 Helicopter bearing manufacturer’s serial number 41369 and United States Registration No. N553RD, (ii) one (1) AgustaWestland Philadelphia Corporation model AW139 Helicopter bearing manufacturer’s serial number 41224 and United States Registration No. N415JH and (iii) one (1) AgustaWestland Philadelphia Corporation model AW139 Helicopter bearing manufacturer’s serial number 31322 and United States Registration No. N819JA, each owned by Era Helicopters, LLC, a Delaware limited liability company and a wholly owned Subsidiary of the Borrower (“Era Helicopters”), which are subject to mortgages granted by Era Helicopters in favor of U.S. Bancorp Equipment Finance, Inc.

6.	Conditions Precedent. The effectiveness of this Amendment is expressly subject to the satisfaction of the following conditions precedent:

a.	Execution and Delivery. The Administrative Agent, the Majority Lenders and the Security Parties shall have executed and delivered this Amendment to the Administrative Agent;

b.
Events of Default. The Administrative Agent shall be satisfied that, after giving effect to this Amendment, no Event of Default or event which, with the passage of time, giving of notice or both would become an Event of Default has occurred and is continuing;

c.
Representations and Warranties. After giving effect to this Amendment, the representations and warranties of the Security Parties contained in the Agreement, this Amendment, the Security Documents and the other Loan Documents shall be true on and as of the date of this Amendment (except for representations and warranties (if any) given as of a specified date, which representations and warranties shall have been true on and as of such specified date);

d.
Expenses The Borrower shall pay promptly to the Administrative Agent all reasonable and documented costs and expenses (including the reasonable and documented legal fees and expenses of King & Spalding and one aircraft counsel) of the Administrative Agent for the preparation and/or execution of this Amendment and any documents prepared and/or executed in connection herewith.

7.
No Other Amendment; Loan Document. Except as expressly amended and supplemented by this Amendment, all other terms and conditions of the Original Agreement shall remain in full force and effect and the Original Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders under the Original Agreement, nor constitute a waiver of any provision of the Original Agreement. This Amendment shall constitute a Loan Document for all purposes of the Agreement. Other Documents. Upon the effectiveness of this Amendment, each of the Security Parties and the Creditors hereby consents and agrees that all references in the Security Documents to the “Credit Agreement” shall refer and shall be deemed to refer to the Original Agreement as amended and supplemented by this Amendment. By the execution and delivery of this Amendment, each Security Party hereby consents and agrees that the Security Documents and any other documents that have been or may be executed as security for the Obligations shall remain in full force and effect notwithstanding the amendments contemplated hereby. Without limiting the foregoing, (i) each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower in connection with the Agreement, the Guaranty (A) is and shall continue to be a primary obligation of such Guarantor, (B) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment and (C) is and shall continue to be in full force and effect in accordance with its terms and (ii) nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Original Agreement or an accord and satisfaction in regard thereto.

8.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

9.
Further Assurances. Each Security Party hereby consents and agrees that if this Amendment or any of the Security Documents shall at any time be or be deemed by the Administrative Agent for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the Administrative Agent may be reasonably required in order more effectively to accomplish the purposes of this Amendment and the Security Documents.Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

12.	Headings. In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

ERA GROUP INC.,
as Borrower

By
Name:
Title:

ERA HELICOPTERS, LLC,
as a Guarantor

By:
Name:
Title:

ERA AERÓLEO LLC,
AEROLEO INTERNACIONAL, LLC,
ERA DHS LLC,
ERA LEASING LLC,
ERA MED LLC,
ERA AUSTRALIA LLC
ERA DO BRAZIL LLC,
each as a Guarantor

By:
Name:
Title:

SUNTRUST BANK,
as Administrative Agent and a Lender

By
Name:
Title:

_________________________,
as a Lender

By
Name:
Title:

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